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Exhibit 99.1

Great Lakes REIT Closes Sales of Nine of its Properties and
Sets Record Date for Special Shareholders' Meeting

        Assuming Closing of Merger with Transwestern and All Other Property Sales Under Contract, Great Lakes REIT Shareholders to Receive Approximately $15.60 Per Share in Cash in Merger

Record Date for Special Shareholders' Meeting is March 15, 2004;
Special Meeting Scheduled for April 22, 2004

        OAK BROOK, Ill., March 5, 2004—Great Lakes REIT (NYSE: GL) today announced the closing of the sales of its portfolio of medical office buildings for a sale price of approximately $69 million and its Court International property located at 2550 University Avenue West, St. Paul Minnesota, for a sale price of approximately $35 million.

        The Company previously announced the signing of a definitive merger agreement to be acquired by Aslan Realty Partners II, L.P., an affiliate of Transwestern Investment Company, L.L.C. ("Transwestern"). Under the terms of the merger agreement, after giving effect to the completion of the property sale transactions announced today, Transwestern will pay no less than $15.44 per share in cash to the shareholders of Great Lakes REIT upon the closing of the merger.

        Great Lakes REIT has established March 15, 2004 as the record date for determining shareholders entitled to vote at the special meeting to be held to vote on the merger and the other transactions contemplated by the merger agreement with Transwestern. The special meeting is scheduled to be held on April 22, 2004 at 823 Commerce Drive, Oak Brook, Illinois.

        Pursuant to the terms of the merger agreement, Great Lakes REIT is permitted to sell certain of its other properties to the extent the aggregate net proceeds from those sales exceed the agreed amounts for those properties. The price per share to be paid by Transwestern will be increased to the extent Great Lakes REIT sells one or more of such properties for prices in excess of the agreed amounts. As previously announced, Great Lakes REIT has entered into a contract to sell its University Office Plaza property, located at 2221 University Avenue, SE, Minneapolis, Minnesota. In addition, the Company has entered into a contract to sell its 3550 Salt Creek Lane property in Arlington Heights, Illinois. Assuming the University Office Plaza and the 3550 Salt Creek Lane properties are sold for their contract prices, it is estimated that Great Lakes REIT's shareholders will receive approximately $15.60 per share in cash upon the closing of the merger.

        Dick May, Great Lakes REIT's Chairman and CEO, stated, "We are pleased to announce the closing of these property sales, which will deliver additional value to our shareholders. As we previously stated, the merger agreement with Transwestern gives us an unusual level of flexibility to pursue the sales of some of the properties in our portfolio for values that exceed the agreed amounts for those properties. We intend to continue to vigorously pursue these additional property sales. If we are able to realize additional value from these property sales, this will result in increased value to our shareholders."

        The proposed merger with Transwestern is contingent upon shareholder approval and certain other closing conditions, but is not contingent on the completion of any of the additional property sales. The proposed sales of the University Office Plaza property in Minneapolis and the 3550 Salt Creek Lane property in Arlington Heights, Illinois, are not contingent on one another or the merger, and each of the proposed property sale transactions is subject to customary closing conditions. Great Lakes REIT expects that the property sale transactions currently under contract will close in April 2004 and expects the merger to close in April or May 2004. There can be no assurance, however, that Great Lakes REIT will sell the University Office Plaza property in Minneapolis, the 3550 Salt Creek Lane property in Arlington Heights, Illinois, or any of the other specified properties. Shareholder approval will be solicited by Great Lakes REIT by means of a proxy statement to be mailed to Great Lakes REIT shareholders of record as of March 15, 2004.

        Pursuant to the merger agreement with Transwestern, the Great Lakes REIT Board of Trustees has suspended the dividend on Great Lakes REIT common shares and will terminate the Company's Dividend Reinvestment & Direct Share Purchase and Sale Plan.

        In addition, pursuant to the merger agreement, Great Lakes REIT will redeem Great Lakes REIT's 9 3/4% Series A Cumulative Redeemable Preferred Shares (NYSE: GL-PrA) immediately prior to the merger. The Company will continue to pay regular quarterly dividends on the Series A Preferred Shares arising prior to the merger date, and the redemption price will include accrued and unpaid dividends up to the redemption date. In this regard, on March 1, 2004, the Company paid a regular quarterly dividend of $0.609375 per Series A Preferred Share to shareholders of record as of February 15, 2004.

        Great Lakes REIT is a fully integrated, self-administered and self-managed real estate investment trust. The current portfolio consists of 35 properties totaling approximately 5.0 million square feet of space in suburban areas of Chicago, Milwaukee, Detroit, Columbus, Minneapolis, Denver and Cincinnati.

        Transwestern is a Chicago-based principal-oriented real estate investment firm. Aslan Realty Partners II is currently the exclusive funding vehicle for all investments sponsored by Transwestern. Aslan Realty Partners II is a fully-discretionary fund totaling $680 million of equity commitments. Since the inception of Transwestern in 1996, Transwestern and its affiliates have made property investments representing a gross value in excess of $4 billion.

        Great Lakes REIT and its executive officers and trustees may be deemed to be participants in the solicitation of proxies from Great Lakes REIT's shareholders with respect to the proposed merger. Information regarding any interests that Great Lakes REIT's executive officers and trustees may have in the transaction will be set forth in the proxy statement.

        The definitive proxy statement that Great Lakes REIT will file with the Securities and Exchange Commission and mail to its shareholders will contain information about Great Lakes REIT, Transwestern, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement from Great Lakes REIT in the mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Great Lakes REIT, without charge, at the Securities and Exchange Commission's web site (http://www.sec.gov). Shareholders may also obtain copies of these documents without charge by requesting them in writing from Great Lakes REIT, 823 Commerce Drive, Oak Brook, Illinois 60523, or by telephone at (630) 368-2900.

  Forward-Looking Statements

        This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction between Great Lakes REIT and Transwestern and certain other pending or possible dispositions of properties in Great Lakes REIT's portfolio and involving risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the current economic environment, Great Lakes REIT and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary shareholder approval or required lender consents in a timely manner or at all and (ii) satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in

Great Lakes REIT's reports and other documents filed with the Securities and Exchange Commission from time to time. Great Lakes REIT assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of Great Lakes REIT. Inclusion of such forward-looking statements herein should not be regarded as a representation by Great Lakes REIT that the statements will prove to be correct.

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Great Lakes REIT Closes Sales of Nine of its Properties and Sets Record Date for Special Shareholders' Meeting